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                                                                    Exhibit 23.3

                       [Letterhead of RP Financial, LC.]

                                               September 23, 1999

Board of Trustees
Westborough Bancorp, MHC
Board of Directors
Westborough Savings Bank
100 East Main Street
Westborough, Massachusetts  01581

Gentlemen:

      We hereby consent to the use of our firm's name in the Form SB-2 Registration Statement and any amendments thereto for Westborough Financial Services, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the Prospectus of Westborough Financial Services, Inc.

                                                 Sincerely,

                                                 RP FINANCIAL, LC.

                                                 /s/ RP FINANCIAL, LC.